                                                                   EXHIBIT 10.28


[*] Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment which has been filed separately with the SEC.


                           [STANDARD CHARTERED LOGO]
                  STANDARD CHARTERED TRADE SERVICES CORPORATION

                                                            7 WORLD TRADE CENTER
                                                        NEW YORK, NEW YORK 10048
                                                        UNITED STATES OF AMERICA


February 28, 1998

EOTT Energy Operating Limited Partnership
1330 Post Oak Boulevard
Suite 2700
Houston, Texas  77056
Attention:  Ms. Susan Ralph


Dear Ms. Ralph,

RE:      COMMODITY REPURCHASE AGREEMENT

Standard Chartered Trade Services Corporation ("SCTSC"), is pleased to confirm the terms and conditions on which SCTSC may, from time to time, enter into purchase and sale transactions whereby SCTSC (a) shall purchase from EOTT Energy Operating Limited Partnership, a limited partnership organized under the laws of the state of Delaware ("Client"), specified quantities of commodities, such as crude oil (each a "Commodity"), on a spot basis (or such other settlement basis as may be agreed between SCTSC and Client); and (b) shall agree to sell the same to Client on the Repurchase Date, as defined below (each such transaction referred to herein as a "Transaction").

1. Neither SCTSC nor Client, by execution of this Agreement, shall be obligated to enter into a Transaction. If, however, SCTSC wishes to enter into a Transaction with Client, the following steps shall be taken:

         a) Client shall contact SCTSC either by telephone or by facsimile in the manner set forth in Paragraph 5 below, informing SCTSC of Client's desire to enter into a Transaction and indicating:

                  (i) the specific Commodity, the amount of such Commodity and any other specific requirements relating to the Commodity (the "Commodity Data");

                  (ii) the total price (the "Purchase Price") SCTSC shall pay to Client for the Commodity involved in that Transaction;

                  (iii) the date on which Client proposes that SCTSC pay the Purchase Price to Client and on which the Commodity is to be delivered to SCTSC (the "Value Date");

                  (iv) the date on which Client proposes to pay SCTSC the Resale Price (as defined below) for the repurchase from SCTSC by Client of that Commodity (the "Repurchase Date") (with respect to any given transaction, in no case will the Repurchase Date occur sooner than two (2) full business days (as defined below) after the Value Date); and

                  (v) if applicable, the location and account number of the hedge account opened by Client for the Commodity ("Hedge Account").

         b)       The following general terms shall apply to the Transactions:

                  (i) The Repurchase Date for each Transaction shall be no later than 180 days after the Value Date for such Transaction.

                  (ii) The Client shall pay a Handling Fee equal to a flat fee of US$500.00 with respect to each of SCTSC's invoices in respect of Transaction hereunder, payable upon receipt of each such invoice.

         c) Concurrent with the events in Section 1 (a), SCTSC and Client shall mutually determine the price (the "Resale Price") at (or the manner of calculating such price) which Client will repurchase that Commodity from SCTSC with payment on the Repurchase Date;

         d) SCTSC shall then send to Client a facsimile (the "Transaction Confirmation") in substantially the form of Exhibit A to the Agreement instructing Client to sell and deliver the Commodity and confirming the Commodity Data, Purchase Price, Value Date, Repurchase Date, Resale Price (or the manner of calculating such price) and details of the Hedging Account; and

         e) Prior to 5:00 p.m. (New York City time) on the next business day following the day of Client's receipt of SCTSC's Transaction Confirmation, if the terms set forth therein are acceptable to Client, Client shall send to SCTSC a facsimile of the Transaction Confirmation executed by Client (a "Confirmation of Acceptance"). Each Confirmation of Acceptance shall be binding on Client to the same extent as a manually signed Confirmation of Acceptance. It is understood and agreed that a binding agreement relating to any Transaction shall exist between Client and SCTSC only upon the completion of all steps contemplated by this paragraph 1.

2. After agreement has been reached between Client and SCTSC with respect to a Transaction as contemplated by paragraph 1 above:

         a) SCTSC shall on the Value Date purchase from Client the Commodity as specified in the Commodity Data at the Purchase Price;

         b) Immediately upon delivery of the Commodity in accordance with sub-Paragraph 2c below, SCTSC shall pay the Purchase Price to Client in the manner set forth in Paragraph 3 below, and subject to Client's receipt of such Purchase Price, title to the Commodity shall pass immediately to SCTSC;

         c) Delivery of the Commodity shall, subject to the terms and conditions of this Agreement, be made by Client on the Value Date by the delivery to SCTSC at their offices at 7 World Trade Center, New York, New York 10048, of registered negotiable warehouse receipts or other negotiable documents of title in form and substance satisfactory to SCTSC and endorsed to the order of SCTSC issued by warehousemen or other bailees acceptable to SCTSC in its sole discretion or such other delivery method (and documentation) that is acceptable to SCTSC. It is agreed that such negotiable warehouse receipts or other negotiable documents of title, or other documentation acceptable to SCTSC, shall be held by SCTSC at all times until the Repurchase Date. Notwithstanding anything to the contrary, Client shall be responsible for all warehouse, transportation, storage and other costs and expenses relating to the ownership, storage or transportation of all Commodities;

         d)       (i)      Client shall pay the Resale Price to SCTSC on the
                           Repurchase Date in the manner set forth in Paragraph
                           3 and, subject to SCTSC's receipt of such Resale
                           Price, SCTSC shall deliver to Client on such date the warehouse receipts or other negotiable documents of title or other evidences of delivery of the Commodity
                           SCTSC received from Client pursuant to paragraph (c) above, together with any insurance proceeds as paid to SCTSC under any policy maintained by the Client, and title to the Commodity shall pass to Client immediately upon such payment and delivery. Client's obligation to pay the Resale Price on the Repurchase
                           Date shall be absolute and unconditional and shall not be subject to any claim, defense, set-off or other reduction, notwithstanding any loss or damage to, defect in or non-existence of any Commodity or any other event or circumstance whether or not similar to the foregoing.

                  (ii) If the Client shall fail to pay the Resale Price or any other amount payable by Client hereunder when due, the Client shall pay to SCTSC interest on the outstanding unpaid amount at a rate per annum equal to the rate of interest established from time to time by Standard Chartered Bank in New York City as its Reference Rate plus two percent (2.0% p.a.).

                           Reference Rate is defined as the rate publicly announced from time to time by Standard Chartered Bank, New York Branch as its Reference Rate.

                  (iii) SCTSC will deliver invoices to Client prior to each Repurchase Date setting forth the Resale Price payable on the Repurchase Date and, if requested by Client, containing a breakdown of the components of the Resale Price.

3. On each date on which any amounts fall due for payment from either SCTSC or Client under this Agreement for any Transaction, the party required to make such payment shall do so where such amount is denominated in United States Dollars ("Dollars") by payment in Dollars and in immediately available funds to such account in the United States of the other party as may be specified by it in the Transaction Confirmation.

4. All payments to be made hereunder by Client shall be made free and clear of and without deduction for any set-off or counterclaim and without deduction for or on account of any present or future taxes including but not limited to duties, levies, sales or value added taxes, and imposts now or hereafter imposed. If Client is required by law to make any deduction or withholding from any sum payable hereunder, the sum payable, in respect of which such deduction or withholding is required to be made, shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding (including, without limitation, deduction or withholding on account of additional sums payable under this paragraph), SCTSC receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which would have been received and so retained had no such deduction or withholding been made.

5. All facsimile communications arising as a consequence of this Agreement shall be sent (a) if to SCTSC, at facsimile number (212) 667-0118 and
         (b) if to Client, at facsimile number (713) 993-5841 or, in either case, to such other facsimile number as SCTSC advises to Client or as the case may be, Client advises SCTSC from time to time in writing.

6. Either party to this Agreement may terminate this Agreement immediately upon written notice to the other party; provided, however, that no such termination shall affect or nullify the rights and obligations of the parties hereto with respect to any Transaction that has been concluded or under which amounts may still be owing. Notwithstanding any termination, the terms of this Agreement shall continue to apply to the completion of any and all Transactions until such time that all amounts owing under all Transactions shall have been duly paid or otherwise discharged as contemplated by this Agreement.

7.       In the event that

         a) a petition in bankruptcy or for the appointment of a receiver; custodian or trustee is filed by or against Client or any affiliate or subsidiary, or any similar event shall occur with respect to Client, or any of its affiliates or subsidiaries, or any other proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, shall be commenced by or against the Client or any of its affiliates or subsidiaries, or an order for relief shall be entered in any such proceeding, or the Client or any of its affiliates or subsidiaries, by any act or omission, shall indicate its consent to, approval of or acquiescence in any such petition or proceeding or shall generally not pay its debts as such debts become due (each, a "Bankruptcy Event"); or

         b) any representation, warranty or statement made in writing by Client (or any of its officers, partners or members) in this Agreement or any certificate or document delivered under this Agreement shall have been incorrect or untrue in any respect when made or repeated; or

         c) Client shall fail to perform any covenant or agreement contained herein or any of Client's obligations under any Transaction effected under this Agreement; or

         d)       (i)      Client or any affiliate or subsidiary shall fail to
                           perform or observe any term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which Client or any affiliate or subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected
                           (a "Debt Instrument"), so that, as a result of any such failure to perform, the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable;
                           or

                  (ii) Any event or condition referred to in any Debt Instrument shall occur or fail to occur, so that, as a result thereof, the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or

                  (iii) Failure to pay any indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument; provided that the provisions of the preceding clauses (i), (ii) and (iii) shall not apply to any Debt Instrument which relates to or evidences indebtedness in a principal amount less than five million Dollars (US$ 5,000,000); or

         e) Any judgment against the Client or any affiliate or subsidiary or any attachment, levy or execution against any of its properties for an amount exceeding five million Dollars (US$ 5,000,000) individually, or in the aggregate, shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more; or

         f) Any event or condition shall occur which, in the opinion of SCTSC, constitutes a material adverse change in the financial position of Client or which causes SCTSC to believe that the ability of Client to perform its obligations under this Agreement, any Transaction Confirmation or any other agreement delivered in connection with the Transactions has been significantly impaired, provided that such event or condition shall be continuing for fifteen days after SCTSC notifies Client thereof and during such fifteen-day period Client fails to cure such event or condition or deliver collateral security for Client's obligations hereunder which shall be in a form and with a value satisfactory to SCTSC in all respects and subject to documentation required by SCTSC to grant to SCTSC a first priority perfected security interest therein,

         (any of which shall hereinafter be known as an "Event of Default") SCTSC shall immediately notify Client in writing of the "Event of Default", (the date of such notice shall be the "Date of the Event of Default"), and SCTSC shall have the right (in addition to any other right or remedy SCTSC may have at law, in equity or under this Agreement) to accelerate the Repurchase Dates of all Transactions for which SCTSC has purchased the Commodity but has not received full payment of the Resale Price ("Open Transaction") and all other obligations of the Client hereunder to the Date of the Event of Default and to sell without notice to Client or any third party (except as required by law) any Commodity held by SCTSC under any Transaction and to apply any amounts received therefor against the amounts owed by Client to SCTSC under all Open Transactions and all other obligations of the Client hereunder and to terminate this Agreement, as to all the foregoing, without written notice (except as required by law) and without protest, presentment, demand or other formality, all of which are expressly waived by Client, provided that upon the occurrence of a Bankruptcy Event all such Repurchase Dates and other obligations shall be automatically accelerated without any notice from SCTSC. The Client expressly acknowledges that because prices of the Commodities are subject to rapid fluctuations and volatile changes during periods less than one day, SCTSC may be required to exercise remedies hereunder (including, without limitation, sale of Commodities) on less than five days' notice, and Client agrees such notice shall be deemed reasonable. Any amounts received by SCTSC in excess of the total amount owed by Client to SCTSC with respect to all Open Transactions and all other obligations of the Client hereunder shall be remitted promptly to Client, and, conversely, Client shall remain liable to SCTSC for any amount still owed to SCTSC under all Open Transactions and all other obligations of the Client hereunder after the sale of all Commodities held by SCTSC together with interest thereon at the rate provided in Paragraph 2 (d) (ii).

8. Client understands and agrees that Client is obligated to repurchase at the Resale Price from SCTSC on the Repurchase Date any Commodity that is the subject of any Transaction effected under this Agreement irrespective of any loss, damage, theft or destruction whatsoever which may occur with respect to such Commodity during the time any Transaction is outstanding or any other event or circumstance. In addition, if any claim is asserted against any Commodity by any third party, including any governmental authority, Client agrees that Client is nonetheless obligated to repurchase such Commodity from SCTSC on the relevant Repurchase Date. Any risk of loss whatsoever with respect to any Commodity that is the subject of any Transaction that is effected under this Agreement is retained by Client.

9.       Client agrees to indemnify and hold SCTSC harmless from and against:

         a) all expenses and costs reasonably incurred by SCTSC and all claims, liabilities and losses (including, but not limited to legal fees reasonably incurred by SCTSC, sales or value added taxes, duties and levies, excise and other taxes (other than taxes imposed on the net income of SCTSC or franchise taxes by
                  (i) the United States of America or (ii) the State of New York or any taxing authority thereof or therein)),

         b) all costs and expenses reasonably incurred by SCTSC as a result of any payment of the Resale Price on a date other than the scheduled Repurchase Date or failure by SCTSC to deliver a Commodity on the Value Date including, without limitation, all cost or expense suffered by SCTSC in liquidating Eurodollar or other deposits or compensating any funding bank therefor, and

         c) all increases in costs or reductions in amounts receivable by SCTSC as a result of any change in or adoption of any law, rule, regulation or guideline (whether or not having the force of law) after the date hereof, incurred or suffered by SCTSC as a result of or arising from any Transaction, SCTSC's ownership or control or possession of any Commodity, Client's breach of any representation or warranties contained herein or Client's failure to comply with any of the terms or conditions contained in this Agreement except to the extent arising from the willful misconduct or gross negligence of SCTSC. Such agreement to indemnify shall extend to and apply to SCTSC's officers, directors, shareholders, employees and agents and shall survive termination of this Agreement and payment of Client's obligations hereunder.

10.      [Intentionally Omitted]

11. If specified in a Transaction Confirmation, Client shall maintain the Hedge Account with a broker acceptable to SCTSC, and shall cause the broker to enter into a Tri-Partite Agreement with the Client and SCTSC in form and substance satisfactory to SCTSC. The Hedge Account shall contain only such futures contracts or options as SCTSC shall approve.

12. Client shall continue to be responsible for all Commodities in all respects including, but not limited to, arranging storage, maintenance, shipment and other handling and treatment of all Commodities, and SCTSC shall have no responsibility or right to participate in any of the foregoing except in the event SCTSC purchases any Commodity after the occurrence of an Event of Default or does any of the foregoing in connection with its exercise of any rights or remedies under Section 7.

13. Client shall maintain the confidentiality of this Agreement and shall not disclose this Agreement or any terms hereof to any person or entity except as required by law and Securities Exchange Commission rules and disclosure requirements and to Client's attorneys and advisors who agree to such confidentiality and non-disclosure provisions.

14. Except as provided in Section 7, neither of SCTSC nor Client shall assign or otherwise transfer any rights or obligations hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld.

15. SCTSC hereby represents and warrants that (i) it has the capacity, and has taken all necessary action (corporate and otherwise) to enable it to enter into and perform its obligations under this Agreement, and
         (ii) upon execution of this Agreement by or on behalf of SCTSC, this Agreement constitutes its legal, valid and binding obligation of such party.

16. So long as Client has any outstanding Transactions with SCTSC, Client represents, warrants and covenants as follows:

         a) there is no financing statement, as such term is defined by the Uniform Commercial Code as in effect in the State of New York, now on file in any public office covering any Commodity which is included in any outstanding Transaction, nor is there any lien, security interest or encumbrance on any such Commodity;

         b) there are no proceedings pending or threatened before any court, arbitrator or governmental or administrative authority, instrumentality or agency that, in any one case or in the aggregate, if adversely determined, would materially adversely affect the financial condition or operations of Client or result in cost, liability or expense in excess of $ 5,000,000.00;

         c) Client is a qualified individual or a business entity duly organized, validly existing and in good standing under the laws of the State of its incorporation or organization, and Client has all necessary power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, without limitation or restriction, and is duly qualified in all jurisdictions in which the character of its properties or the nature of its business requires such qualifications and Client has taken all necessary action to authorize, execute, deliver and perform this Agreement and each Transaction Confirmation;

         d) this Agreement and the Transaction Confirmations shall constitute a valid and binding legal obligation of Client, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement in accordance with its terms do not and will not violate or conflict, result in a breach of, or constitute a default under, any contract to which Client is a party or by which it or any of its properties may be bound;

         e) at the time of transfer, Client will be the owner of all Commodities, free from any adverse claim, option, warrant, lien or any other right, title or interest of any party other than SCTSC;

         f) Client has and will have full power and lawful authority at the time of transfer to convey, sell, and transfer to SCTSC title to all Commodities and to grant if necessary to SCTSC a valid security interest therein as herein provided, and no consent, license, or approval of any person or entity (including, but not limited to, any governmental authority or agency) is required in connection therewith or for SCTSC's ownership, purchase or sale of any Commodity;

         g) Client has no place of business, offices where books of accounts and records are kept, or places where the Commodities are used, stored or located, except as set forth in Schedule A annexed hereto, and the Client will notify SCTSC prior to any change in the foregoing representation;

         h) Client shall at all times maintain its records as to the Commodities at its chief place of business at the address referred to on Schedule A and at none other, except Client may transfer such records to an off-site facility in accordance with Client's internal policies relating to storage of documents;

         i) Client will not store, use or locate any of the Commodities at any place other than as listed in Schedule A annexed hereto, except upon prior written notice to SCTSC;

         j) Client currently uses no business or trade names, except as set forth on Schedule A annexed hereto, and covenants that it will promptly notify SCTSC, in sufficient detail, of any changes in, additions to, or deletions from the business or trade names used by the Client;

         k) Client agrees to pay and perform all of its obligations under this Agreement according to their terms and to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of its business, provided that Client may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in SCTSC's opinion, adversely affect SCTSC's rights in the Commodities;

         l) all Commodities subject to any Transaction hereunder will have been acquired by Client from non-affiliated third parties in the ordinary course of business during the four month period preceding the date of any Transaction with respect thereto; and

         m) Client agrees, only with respect to any Commodities which are subject to any Transaction, unless otherwise consented to by SCTSC in writing:

                  (i) not to sell, offer to sell, exchange, assign, loan, deliver, mortgage or otherwise dispose of any of the Commodities, including but not limited to sales in the ordinary course of its business;

                  (ii) to immediately deliver to SCTSC or SCTSC's agent all documents, instruments or other writings representing any of the Commodities or any rights thereto;

                  (iii) to pay and perform all of the obligations under this Agreement according to their terms;

                  (iv) to keep all Commodities free and clear of any liens, security interests, encumbrances, taxes and assessments of any kind;

                  (v) to advise SCTSC promptly, in sufficient detail, of any substantial change in the Commodities, and of the occurrence of any event which would have a material effect on the value of the Commodities or on SCTSC's interest therein;

                  (vi) to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Commodities or any part thereof or to the operation of its business, provided that Client may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in SCTSC's opinion, adversely affect SCTSC's rights in the Commodities; and

                  (vii) to deliver to SCTSC copies of, or certificates of the issuing companies with respect to, and endorsements of, any and all policies of insurance owned by Client covering or in any manner relating to the Commodities, in form and substance satisfactory to SCTSC, naming SCTSC as an additional insured (without recourse for non-payment of premium) and sole loss payee as its interest may appear and indicating that the policy will not be terminated or reduced in coverage or amount without at least ten (10) days' prior written notice from the insurer to SCTSC. As further security for the due payment and performance of all obligations of the Client to SCTSC whether under this Agreement or otherwise, the Client hereby assigns to SCTSC all sums, including returned or unearned premiums, which may become payable under or in respect of any policy of insurance owned by Client covering or in any manner relating to Commodities, and the Client hereby directs each insurance company issuing any such policy to make payment of such sums directly to SCTSC.

17. As a condition precedent to the effectiveness of this Agreement, Client shall have delivered to SCTSC, in form and substance satisfactory to SCTSC, the documents listed in Exhibit B annexed hereto.

18. The parties will enter into each Transaction hereunder in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, payments made by either party in respect of any Transaction shall be deemed to have been made in consideration of payments in respect of any other Transaction entered into hereunder.

19. In respect of this Agreement and each Transaction entered into from time to time hereunder, each party hereto acknowledges and confirms that:

         a) Each purchase by SCTSC of a Commodity from Client as contemplated herein is a "forward contract" and each party is a "forward contract merchant" as those terms are defined in the U.S. Bankruptcy Code; and

         b) All payments made in connection with this Agreement and any Transactions hereunder constitute "settlement payments" as that term is defined in the U.S. Bankruptcy Code.

20. Although the parties intend that all Transactions hereunder be purchases and sales and not loans, in the event any Transaction is deemed to be a loan or financing, Client shall be deemed to have pledged and hereby pledges, assigns and grants to SCTSC as security for the performance by Client of all of Client's obligations to SCTSC, whether now existing or hereafter arising, direct or indirect, due or to become due, matured or unmatured, or absolute or contingent, a first priority security interest in and lien on all of the Commodities with respect to all Transactions hereunder and all of the documents of title delivered to SCTSC pursuant to this Agreement and all proceeds thereof, and this Agreement shall constitute a valid and binding security agreement under applicable law. SCTSC shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York and other applicable law with respect to such security interest.

21. Notwithstanding anything to the contrary contained herein or any Transaction Confirmation, SCTSC's only obligation to Client is to deliver , against payment, the documents with respect to Commodities, which SCTSC purchased or received from Client pursuant to this Agreement and any Transaction Confirmation or the equivalent thereof. ALL WARRANTIES BY SCTSC, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS, ARE EXCLUDED.

22. Whether or not any Transaction is consummated, the Client shall reimburse SCTSC, promptly upon demand, for all costs and expenses incurred by SCTSC, including, without limitation, legal fees and disbursements, in connection with or arising from the execution, delivery, administration, amendment, modification or enforcement of this Agreement, including, without limitation, legal fees and disbursements arising from the defense of any claim, counterclaim or proceeding asserted or commenced by Client against SCTSC.

23. THIS AGREEMENT AND EACH TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES. CLIENT HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS SCTSC MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, THE CLIENT ACCEPTS AND CONSENTS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY SCTSC IN WRITING, WITH RESPECT TO ANY CLAIM, ACTION OR PROCEEDING BROUGHT BY THE CLIENT AGAINST SCTSC AND ANY QUESTIONS RELATING TO USURY. NOTHING HEREIN SHALL LIMIT

         SCTSC'S RIGHT TO BRING PROCEEDINGS AGAINST THE CLIENT IN ANY OTHER JURISDICTION. THE CLIENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM-NON-CONVENIENS WHICH THE CLIENT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTION. AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS RESPECTIVE COUNSEL, EACH OF THE CLIENT AND SCTSC HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS EITHER SCTSC OR THE CLIENT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SCTSC OR THE CLIENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SCTSC TO ENTER INTO TRANSACTIONS.

24. a) No express or implied waiver of any Event of Default by SCTSC shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by SCTSC shall constitute a waiver of SCTSC's right to exercise any other remedy hereunder. No modification or waiver of any provisions of this Agreement and no consent by SCTSC to a departure from the terms hereof shall be effective unless and until such shall be in writing and duly executed by SCTSC. Without limitation of any of the foregoing, the failure on any occasion to exercise any remedy or to give any notice pursuant to any provisions hereof shall not constitute a waiver of the right to exercise such remedy or give such notice on any other occasion.

         b) Each and every right granted to SCTSC hereunder or in connection herewith, or allowed to it by law or equity, shall be cumulative and may be exercised from time to time.

         c) The due payment and performance of Client's obligations under this Agreement shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Client may have against SCTSC, and no such counterclaim, right of offset or other claims shall be asserted by the Client in any action or proceeding instituted by SCTSC for payment or performance of such obligations of the Client.

         d) At any time and from time to time, upon the request of SCTSC, the Client shall execute and deliver or cause to be executed and delivered such further documents and instruments as SCTSC may request in order to fully effect the purpose of this Agreement and the Transaction Confirmations.

         e) All representations, warranties and agreements made herein shall survive the delivery of this Agreement and each Transaction Confirmation.

         f) Any provision of this Agreement which is prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Client hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

Please signify your agreement to the terms and conditions set forth herein by countersigning and returning to SCTSC the enclosed copy of this Agreement.

Very truly yours,

Standard Chartered Trade Services Corporation

By:  /s/ Allan J. Lee                             By: /s/ William R. Leute III
     ---------------------------------------          -------------------------
Authorized Officer                                Authorized Officer

Name:  Allan J. Lee                               Name: William R. Leute, III
       -------------------------------------            -----------------------

Title:  Senior Vice President                     Title:  President & CEO
        ------------------------------------              ---------------------

Agreed and accepted:
EOTT Energy Operating Limited Partnership

By:  EOTT Energy Corp., its general partner

By:  /s/  Susan Ralph      mms
     -------------------------------
Authorized Officer

Name:  Susan Ralph
       -----------------------------

Title: Treasurer
       --------------------

EXHIBIT A TO COMMODITY REPURCHASE AGREEMENT


                            TRANSACTION CONFIRMATION


TO:            EOTT Energy Operating Limited Partnership{"Client"}
                           ATTN: Ms. Susan Ralph

FROM:          Standard Chartered Trade Services Corporation ("SCTSC")

DATE:

Re:  Commodity Repurchase Agreement (the "Agreement") dated February     , 1998


Dear Sirs,

Reference is made to the Commodity Repurchase Agreement dated February ____, 1998 (as amended, modified or supplemented from time to time, the "Agreement") between EOTT Energy Operating Limited Partnership and SCTSC. This confirmation is delivered pursuant to Section 1 (d) of the Agreement and shall be deemed to be a part of the Agreement. All provisions contained in the Agreement govern this Confirmation, except as expressly provided below.

The terms of the particular Transaction to which this Confirmation relates are as follows:

-        Commodity Type and Location(s):

-        Amount of Commodity:

-        Total purchase price payable by SCTSC:

-        Value Date:

-        Repurchase Date:

-        Hedge Account details:

-        Resale Price:

-        Account for payments to SCTSC: [*]

-        Account for payments to Client:

Please confirm that the foregoing terms set forth our agreement by executing a copy of this Confirmation below and returning it to us by facsimile.

Very Truly Yours,

Standard Chartered Trade Services Corporation


By:                                       By:
    --------------------------------         -----------------------------------
Authorized Officer                           Authorized Officer

Name:                                     Name:
      ------------------------------           ---------------------------------
Title:                                    Title:
      ------------------------------            --------------------------------


Confirmed on the date first written above.

EOTT Energy Operating Limited Partnership

By:  EOTT Energy Corp., its general partner


By:
    --------------------------------
Authorized Officer

Name:
      ------------------------------
Title:
      ------------------------------

EXHIBIT B TO COMMODITY REPURCHASE AGREEMENT

                                LIST OF DOCUMENTS


1.   Copy of partnership agreement certified by appropriate person
2.   Copy of Partnership Certificate
3.   Partnership Declaration and Agreement reflecting authorized signatories
4.   If documents are executed by an officer of a corporate general partner:
         Certificate as to Resolutions and Incumbency including the following attachments:
         a        Certified copy of certificate of incorporation
         b        By-Laws certified by the Secretary
         c        Good standing certificate
5.   Lien search reports - locations and names indicated in Schedule A
6.   Negotiable title documents endorsed to the order of SCTSC

SCHEDULE A








                    INFORMATION TO BE PROVIDED BY THE CLIENT




-    Client's place of business (chief executive office)

- Offices where Client books of account and records are kept (other than off-site locations used for storage of documents)

-    Places where Commodities are used, stored or located

-    Client's business or trade name(s)

                EXAMPLE OF THE WORDING FOR A HOLDING CERTIFICATE

                             [LETTERHEAD OF ISSUER]


                               HOLDING CERTIFICATE

Date  _____________________

Standard Chartered Trade Services Corporation
7 World Trade Center
New York, New York  10048-2627

Attn: John McArthur
AVP Trade Operations

Dear Sirs,

This document is a negotiable document of title under the Uniform Commercial Code. This document evidence that the goods covered hereby shall be delivered to the order of Standard Chartered Trade Services Corporation or its endorsees or assigns.

As of this date, the undersigned, (Issuer) , holds the following material to your order.

QUANTITY          DESCRIPTION OF GOODS               LOCATION




This quantity of material will not be released or delivered to any other person except on your written instructions. This document evidences that the holder is entitled to receive, hold and dispose of this document and the goods it covers. The undersigned is a bailee of the goods covered by this document.

Sincerely,

[ISSUER]

By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------





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